UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 19, 2005

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                       1-6590                      58-2112288
(State or other           (Commission File Number)          (I.R.S. Employer
 jurisdiction of                                            Identification No.)
 incorporation)

  1400 Lake Hearn Drive, Atlanta, Georgia                        30319
  (Address of principal executive offices)                    (Zip Code)

                                 (404) 843-5000
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act
    (17 CFR  230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12  under the Exchange  Act
    (17  CFR  240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On April 19, 2005, Cox Communications, Inc. ("Cox") commenced an exchange offer for its outstanding Floating Rate Notes due 2007, 4.625% Notes due 2010 and 5.450% Notes due 2014. The exchange offer was originally scheduled to expire at 5:00 p.m., New York City time, on May 17, 2005, and Cox extended the exchange offer until 5:00 p.m., New York City time, on May 19, 2005 to allow additional time for holders who had not tendered their notes to accept the exchange offer. The exchange offer expired on May 19, 2005, and the notice of guaranteed delivery period expired on May 26, 2005. As a result, Cox accepted all validly tendered and delivered outstanding notes and issued registered notes in the following denominations:

------------------------------------------------------------------------------
         Floating Rate Notes                          $  494,300,000
------------------------------------------------------------------------------
         4.625% Notes                                 $1,234,560,000
------------------------------------------------------------------------------
         5.450% Notes                                 $1,249,900,000
------------------------------------------------------------------------------


Item 9.01.   Financial Statements and Exhibits.


      (a)    Not applicable.

      (b)    Not applicable.

      (c)    Exhibit:

             99.1 Press Release dated May 17, 2005, announcing extension of the exchange offer for Cox's outstanding Floating Rate Notes due 2007, 4.625% Notes due 2010 and 5.450% Notes due 2014 (incorporated by reference to Exhibit 99.1 to Cox's current report on Form 8-K dated May 17, 2005 and filed May 18, 2005).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Cox Communications, Inc.



Dated:  May 27, 2005             By:  /s/ Jimmy W. Hayes
                                     --------------------------
                                     Name:  Jimmy W. Hayes
                                     Title: Executive Vice President,
                                            Finance and Chief Financial Officer